Exhibit 99.1

7000 Cardinal Place
Dublin,OH 43017
www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Bob Reflogal
	(614) 757-3690		(614) 757-7542
	jim.mazzola@cardinal.com		bob.reflogal@cardinal.com

CARDINAL HEALTH REPORTS FOURTH-QUARTER, YEAR-END RESULTS

•	Full-year revenue increases 9 percent to $87 billion; earnings per share from continuing operations decline to $2.07, but rise 20 percent to $3.42 on a non-GAAP basis

•	Fourth-quarter earnings from continuing operations decline 22 percent to $238 million, $0.61 per share, primarily due to merger-related charges of $88 million

•	Fourth-quarter non-GAAP earnings from continuing operations rise 5 percent to $345 million, 14 percent to $0.89 per share

DUBLIN, Ohio, Aug. 9, 2007 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, reported fourth-quarter results today that highlighted the company’s fast-growing clinical and medical products businesses, which turned in double-digit revenue and profit growth for the period.

During the fourth quarter, ended June 30, consolidated revenue increased 5 percent to $22.3 billion and earnings from continuing operations declined 22 percent to $238 million primarily due to merger-related charges from the company’s recent acquisition of VIASYS Healthcare. On a non-GAAP basis, earnings from continuing operations increased 5 percent to $345 million1, or 14 percent to $0.892 on a diluted per-share basis.

R. Kerry Clark, chief executive officer of Cardinal Health said: “Fiscal 2007 was a strong year and marks an inflection point in the performance of the company. In the fourth quarter, our core supply chain services sector performed as we previously indicated, and delivered robust full-year results. Within the sector, pharmaceutical supply chain had a good year and we continue to anticipate a strong fiscal 2008 for this business.

“Within our clinical and medical products sector, we delivered excellent performance during the fourth quarter and have great momentum as we begin fiscal 2008. This sector complements our supply chain business and continues to differentiate Cardinal Health in the market. It has also emerged as significant, value-creating growth engine by contributing more than 25 percent of total segment profit during the year.”

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Cardinal Health Reports Fourth-Quarter, Year-End Results

Q4 and FY07 Year-to-Date Summary

	Q4 FY07	Q4 FY06	Y/Y	FY07	Y/Y
Revenue	$22.3 billion	$21.3 billion	5%	$86.9 billion	9%
Operating Earnings	$421 million	$487 million	(14)%	$1.4 billion	(26)%
Non-GAAP Operating Earnings[3]	$538 million	$521 million	3%	$2.2 billion	12%
Earnings from Continuing Operations	$238 million	$304 million	(22)%	$840 million	(28)%
Non-GAAP Earnings from Continuing Operations	$345 million	$328 million	5%	$1.4 billion	13%
Diluted EPS from Continuing Operations	$0.61	$0.72	(15)%	$2.07	(24)%
Non-GAAP Diluted EPS from Continuing Operations	$0.89	$0.78	14%	$3.42	20%

Fourth-quarter segment results:

•

Revenue for the Healthcare Supply Chain Services-Pharmaceutical segment grew 4 percent during the quarter to $19.6 billion, with core, direct-store-door pharmaceutical sales increasing 7 percent to $10.4 billion and sales to bulk customers increasing 4 percent to $8.8 billion. Revenue in the prior-year period included specialty distribution sales of $225 million, a business the company has since sold. Segment profit declined 3 percent to $303 million driven by the timing of several items in the fourth quarter of last year.

For the full year, segment revenue grew 9 percent to $76.6 billion and segment profit increased 14 percent to $1.3 billion.

•

Revenue for the Healthcare Supply Chain Services-Medical segment increased 5 percent to $1.9 billion and segment profit declined 2 percent to $83 million. Segment profit was impacted by an increase in customer-related write-offs from the prior-year of $7 million. With new management and additional investments made in operations, the company continues to expect the segment to achieve profitable growth later in fiscal 2008.

For the full year, segment revenue rose 4 percent to $7.5 billion and segment profit increased 1 percent to $318 million.

•

Revenue for the Clinical Technologies and Services segment increased 17 percent to $756 million from continued strong sales of Alaris® and Pyxis® products. With a favorable product mix and ongoing operational improvements, segment profit increased 50 percent from the prior-year period to $144 million. In addition, the segment continues to achieve greater installation productivity from customer service investments made earlier in the year. Backlog and committed contracts for Pyxis products grew to record levels and are expected to provide momentum throughout fiscal 2008.

For the full year, segment revenue grew 11 percent to $2.7 billion and segment profit increased 20 percent to $386 million.

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Cardinal Health Reports Fourth-Quarter, Year-End Results

•

Revenue for the Medical Products Manufacturing segment increased 14 percent to $500 million with strong sales in nearly all product categories and demand for new products contributing to segment profit growth of 27 percent to $58 million. Segment profit margins expanded as the business continued to benefit from a shift to higher margin products and its One Cardinal Health restructuring efforts and sourcing initiatives. The addition of VIASYS Healthcare, which Cardinal Health acquired late in the quarter, contributed 3 percentage points of revenue growth to the segment and had a negligible impact on segment profit.

For the full year, segment revenue increased 12 percent to $1.8 billion and segment profit rose 20 percent to $198 million.

Additional fourth-quarter and recent highlights include:

•

Repurchasing $1.6 billion of Cardinal Health shares during the quarter and $4.1 billion during fiscal 2007 and to date. The company announced yesterday an additional two-year, $2 billion repurchase authorization.

•	Successful completion of the VIASYS Healthcare acquisition in late June and the implementation of global integration teams to achieve the projected three-year synergies of $85 million to $100 million.

•

Cardinal Health’s 2007 Retail Business Conference in Boston where the company announced new services, including an expansion of its Leader® Total Pharmacy Manager offering for retail independent pharmacies.

•

Signing six new contracts with key hospitals and health systems to provide medication management solutions that integrate Cardinal Health’s distribution, automation and bedside verification products and services. These strategic agreements highlight the success of the company’s integrated offerings and its integrated hospital sales organization. Sales to hospitals now represent approximately 20 percent of Cardinal Health’s annual revenue.

•	Growing sales of Cardinal Health’s proprietary generic-formulary program by more than 30 percent during the year.

•	Reaching agreements to resolve an SEC investigation and securities-related litigation that pertained to financial reporting and disclosures from 2000 to 2004.

•	Announcing a planned expansion of the company’s headquarters in Central Ohio with the addition of 700 positions that will relocate from operations in Northern Illinois.

Fiscal 2007 Results

Revenue for the full year climbed 9 percent to $87 billion and earnings from continuing operations declined 28 percent to $840 million. On a non-GAAP basis, earnings from continuing operations rose 13 percent to $1.4 billion from the prior year. Diluted EPS from continuing operations declined 24 percent to $2.07. Non-GAAP diluted EPS from continuing operations increased 20 percent to $3.42.

Outlook

Cardinal Health reiterated its fiscal 2008 guidance range of $3.95 to $4.15 for non-GAAP diluted EPS from continuing operations.

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Cardinal Health Reports Fourth-Quarter, Year-End Results

Conference Call

Cardinal Health will host a conference call and webcast at 8:30 a.m. EDT to discuss the results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-213-4858, conference passcode 33769240. An audio replay will be available until 5 p.m. EDT on Aug. 13 at 617-801-6888, passcode 46687143. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $87 billion, global company serving the health-care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ data mining software and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500 and No. 1 in its sector on Fortune’s ranking of Most Admired firms, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

###

1Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding special items and impairment charges and other, both net of tax.

2Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

3Non-GAAP operating earnings: Operating earnings excluding special items and impairment charges and other.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at http://www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic introductions and the frequency or rate of pharmaceutical price appreciation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; uncertainties related to finalizing the pending settlement of the class-action securities litigation, including obtaining court approval of the settlement; successful integration of Cardinal Health and VIASYS Healthcare and the ability to achieve synergies from the acquisition; and general economic and market conditions. This news release reflects management’s views as of August 9, 2007. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fourth Quarter
(in millions, except per Common Share amounts)	2007	2006	% Change
Revenue	$22,262.8	$21,251.7	5%
Cost of products sold	20,905.4	19,959.5	5%

Gross margin	1,357.4	1,292.2	5%

Selling, general and administrative expenses	819.3	770.9	6%
Impairment charges and other	(0.6)	1.2	N.M.

Special items:
Restructuring charges	11.7	19.6	N.M.
Merger charges	87.5	5.4	N.M.
Litigation and Other	19.0	7.8	N.M.

Operating earnings	420.5	487.3	(14)%

Interest expense and other	19.1	27.7	(31)%

Earnings before income taxes and discontinued operations	401.4	459.6	(13)%

Provision for income taxes	163.7	155.8	5%

Earnings from continuing operations	237.7	303.8	(22)%

Earnings from discontinued operations (net of tax expense of $448.3 and $14.6 for the fourth quarter of fiscal 2007 and 2006, respectively)	664.5	17.3	N.M.

Net earnings	$902.2	$321.1	181%

Basic Earnings per Common Share:
Continuing operations	$0.63	$0.73	(14)%
Discontinued operations	1.76	0.04	N.M.

Net basic earnings per Common Share	$2.39	$0.77	210%

Diluted Earnings per Common Share:
Continuing operations	$0.61	$0.72	(15)%
Discontinued operations	1.72	0.04	N.M.

Net diluted earnings per Common Share	$2.33	$0.76	207%

Weighted Average Number of Shares Outstanding:
Basic	378.2	413.8
Diluted	387.4	421.7

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fiscal Year
(in millions, except per Common Share amounts)	2007	2006	% Change
Revenue	$86,852.0	$79,664.2	9%
Cost of products sold	81,606.7	74,850.2	9%

Gross margin	5,245.3	4,814.0	9%

Selling, general and administrative expenses	3,082.3	2,882.8	7%
Impairment charges and other	17.3	5.8	N.M.

Special items:
Restructuring charges	40.1	47.6	N.M.
Merger charges	101.5	25.4	N.M.
Litigation and Other	630.4	7.5	N.M.

Operating earnings	1,373.7	1,844.9	(26)%

Interest expense and other	121.4	104.5	16%

Earnings before income taxes and discontinued operations	1,252.3	1,740.4	(28)%

Provision for income taxes	412.6	577.1	(29)%

Earnings from continuing operations	839.7	1,163.3	(28)%

Earnings / (loss) from discontinued operations (net of tax (expense) / benefit of ($20.4) and $22.9 for fiscal 2007 and 2006, respectively)	1,091.4	(163.2)	N.M.

Net earnings	$1,931.1	$1,000.1	93%

Basic Earnings per Common Share:
Continuing operations	$2.13	$2.76	(23)%
Discontinued operations	2.76	(0.38)	N.M.

Net basic earnings per Common Share	$4.89	$2.38	105%

Diluted Earnings per Common Share:
Continuing operations	$2.07	$2.71	(24)%
Discontinued operations	2.70	(0.38)	N.M.

Net diluted earnings per Common Share	$4.77	$2.33	105%

Weighted Average Number of Shares Outstanding:
Basic	394.9	421.2
Diluted	404.7	428.5

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	June 30, 2007	June 30, 2006
Assets
Cash and equivalents	$1,308.8	$1,187.3
Short-term investments available for sale	132.0	498.4
Trade receivables, net	4,714.4	3,808.8
Current portion of net investment in sales-type leases	354.8	290.1
Inventories	7,383.2	7,493.0
Prepaid expenses and other	651.3	558.8
Assets held for sale and discontinued operations	—	2,739.5

Total current assets	14,544.5	16,575.9

Property and equipment, net	1,647.0	1,505.0
Net investment in sales-type leases, less current portion	820.7	754.7
Goodwill and other intangibles, net	5,860.9	4,283.4
Other assets	280.7	314.3

Total assets	$23,153.8	$23,433.3

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$16.0	$199.0
Accounts payable	9,162.2	8,907.8
Other accrued liabilities	2,247.3	1,941.1
Liabilities from businesses held for sale and discontinued operations	34.2	534.2

Total current liabilities	11,459.7	11,582.1

Long-term obligations, less current portion and other short-term borrowings	3,457.3	2,588.6
Deferred income taxes and other liabilities	859.9	771.9
Total shareholders’ equity	7,376.9	8,490.7

Total liabilities and shareholders’ equity	$23,153.8	$23,433.3

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fourth Quarter		Fiscal Year
(in millions)	2007	2006	2007	2006
Cash Flows From Operating Activities:
Net earnings	$902.2	$321.1	$1,931.1	$1,000.1
(Earnings) / loss from discontinued operations	(664.5)	(17.3)	(1,091.4)	163.2

Earnings from continuing operations	237.7	303.8	839.7	1,163.3
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	85.0	77.8	322.1	297.6
Asset impairments	1.2	1.3	19.2	5.6
Purchased in-process research and development	84.5	—	84.5	—
Equity compensation	28.8	45.2	138.1	207.8
Provision for deferred income taxes	11.7	(5.7)	11.7	(5.7)
Provision for bad debts	7.0	10.1	24.0	24.6
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	36.6	(58.9)	(783.1)	(895.3)
(Increase) / decrease in inventories	205.9	46.0	217.4	(356.1)
Increase in net investment in sales-type leases	(53.8)	(31.0)	(130.8)	(113.1)
Increase / (decrease) in accounts payable	(268.6)	34.6	224.4	1,538.0
Other accrued liabilities and operating items, net	(667.6)	(25.4)	35.8	(16.5)

Net cash provided by / (used in) operating activities - continuing operations	(291.6)	397.8	1,003.0	1,850.2
Net cash provided by operating activities - discontinued operations	104.9	98.9	220.1	270.6

Net cash provided by / (used in) operating activities	(186.7)	496.7	1,223.1	2,120.8

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of cash acquired	(1,480.9)	(256.6)	(1,629.8)	(362.2)
Proceeds from sale of property and equipment	5.6	6.4	9.2	13.4
Additions to property and equipment	(114.3)	(91.4)	(357.4)	(339.8)
Sale / (purchase) of investment securities available for sale, net	168.0	0.8	366.5	(398.6)

Net cash used in investing activities - continuing operations	(1,421.6)	(340.8)	(1,611.5)	(1,087.2)
Net cash provided by / (used in) investing activities - discontinued operations (including proceeds of $3,228.9 from the sale of discontinued operations in fiscal 2007)	3,228.9	(21.0)	3,148.7	(100.0)

Net cash provided by / (used in) investing activities	1,807.3	(361.8)	1,537.2	(1,187.2)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	(293.3)	(40.4)	(38.9)	(37.0)
Reduction of long-term obligations	(51.1)	(3.8)	(784.0)	(257.6)
Proceeds from long-term obligations, net of issuance costs	601.7	93.9	1,453.4	594.4
Proceeds from issuance of Common Shares	233.7	13.3	552.6	240.8
Tax benefits from exercises of stock options	1.1	6.3	29.9	45.3
Dividends on Common Shares	(34.9)	(25.2)	(144.4)	(101.8)
Purchase of treasury shares	(1,636.7)	(527.0)	(3,662.0)	(1,499.9)

Net cash used in financing activities - continuing operations	(1,179.5)	(482.9)	(2,593.4)	(1,015.8)
Net cash provided by / (used in) financing activities - discontinued operations	1.2	(31.4)	(45.4)	(16.4)

Net cash used in financing activities	(1,178.3)	(514.3)	(2,638.8)	(1,032.2)

Net increase / (decrease) in cash and equivalents	442.3	(379.4)	121.5	(98.6)
Cash and equivalents at beginning of period	866.5	1,566.7	1,187.3	1,285.9

Cash and equivalents at end of period	$1,308.8	$1,187.3	$1,308.8	$1,187.3

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Fourth Quarter		Non-GAAP Fourth Quarter
(in millions)	2007	2006	2007	2006
Revenue
Amount	$22,263	$21,252
Growth Rate	5%	13%

Operating Earnings
Amount	$421	$487	$538	$521
Growth Rate	(14)%	(4)%	3%	(7)%

Earnings from Continuing Operations
Amount	$238	$304	$345	$328
Growth Rate	(22)%	11%	5%	3%

	Fiscal Year		Non-GAAP Fiscal Year
(in millions)	2007	2006	2007	2006
Revenue
Amount	$86,852	$79,664
Growth Rate	9%	10%

Operating Earnings
Amount	$1,374	$1,845	$2,163	$1,931
Growth Rate	(26)%	4%	12%	(2)%

Earnings from Continuing Operations
Amount	$840	$1,163	$1,384	$1,225
Growth Rate	(28)%	9%	13%	3%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	Fourth Quarter
(in millions)	2007	2006
PHARMACEUTICAL

Revenue
Amount	$19,556	$18,752
Growth Rate	4%	14%
Mix	86%	87%

Segment Profit [1]
Amount	$303	$312
Growth Rate	(3)%	(14)%
Mix	52%	58%
Segment Profit Margin	1.55%	1.66%

MEDICAL

Revenue
Amount	$1,929	$1,837
Growth Rate	5%	5%
Mix	9%	8%

Segment Profit [1]
Amount	$83	$85
Growth Rate	(2)%	(16)%
Mix	14%	16%
Segment Profit Margin	4.32%	4.63%

CLINICAL AND MEDICAL PRODUCTS

	Fourth Quarter
(in millions)	2007	2006
CLINICAL TECHNOLOGIES AND SERVICES

Revenue
Amount	$756	$649
Growth Rate	17%	9%
Mix	3%	3%

Segment Profit [1]
Amount	$144	$96
Growth Rate	50%	33%
Mix	24%	18%
Segment Profit Margin	19.06%	14.81%

MEDICAL PRODUCTS MANUFACTURING

Revenue
Amount	$500	$440
Growth Rate	14%	7%
Mix	2%	2%

Segment Profit [1]
Amount	$58	$46
Growth Rate	27%	25%
Mix	10%	8%
Segment Profit Margin	11.60%	10.40%

[1]	Refer to the definitions for an explanation of how the Company calculates segment profit.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	Fiscal Year
(in millions)	2007	2006
PHARMACEUTICAL

Revenue
Amount	$76,573	$70,047
Growth Rate	9%	10%
Mix	86%	86%

Segment Profit [1]
Amount	$1,300	$1,143
Growth Rate	14%	(7)%
Mix	59%	59%
Segment Profit Margin	1.70%	1.63%

MEDICAL

Revenue
Amount	$7,514	$7,199
Growth Rate	4%	6%
Mix	9%	9%

Segment Profit [1]
Amount	$318	$314
Growth Rate	1%	(14)%
Mix	14%	16%
Segment Profit Margin	4.23%	4.37%

CLINICAL AND MEDICAL PRODUCTS

	Fiscal Year
(in millions)	2007	2006
CLINICAL TECHNOLOGIES AND SERVICES

Revenue
Amount	$2,687	$2,430
Growth Rate	11%	11%
Mix	3%	3%

Segment Profit [1]
Amount	$386	$320
Growth Rate	20%	35%
Mix	18%	17%
Segment Profit Margin	14.35%	13.18%

MEDICAL PRODUCTS MANUFACTURING

Revenue
Amount	$1,836	$1,633
Growth Rate	12%	6%
Mix	2%	2%

Segment Profit [1]
Amount	$198	$165
Growth Rate	20%	(6)%
Mix	9%	8%
Segment Profit Margin	10.76%	10.08%

[1]	Refer to the definitions for an explanation of how the Company calculates segment profit.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

QUARTERLY SEGMENT BUSINESS ANALYSIS - FISCAL YEAR 2007

HEALTHCARE SUPPLY CHAIN SERVICES

(in millions)	Q1	Q2	Q3	Q4	Fiscal Year
PHARMACEUTICAL

Revenue
Amount	$18,533	$19,238	$19,246	$19,556	$76,573
Growth Rate	12%	13%	8%	4%	9%
Mix	87%	87%	86%	86%	86%

Segment Profit [1]
Amount	$289	$328	$380	$303	$1,300
Growth Rate	28%	19%	15%	(3)%	14%
Mix	64%	60%	62%	52%	59%
Segment Profit Margin	1.56%	1.71%	1.97%	1.55%	1.70%

MEDICAL

Revenue
Amount	$1,806	$1,872	$1,907	$1,929	$7,514
Growth Rate	2%	6%	4%	5%	4%
Mix	8%	8%	9%	9%	9%

Segment Profit [1]
Amount	$64	$82	$89	$83	$318
Growth Rate	(1)%	15%	(5)%	(2)%	1%
Mix	14%	14%	14%	14%	14%
Segment Profit Margin	3.55%	4.38%	4.65%	4.32%	4.23%

CLINICAL AND MEDICAL PRODUCTS

(in millions)	Q1	Q2	Q3	Q4	Fiscal Year
CLINICAL TECHNOLOGIES AND SERVICES

Revenue
Amount	$594	$662	$674	$756	$2,687
Growth Rate	3%	10%	12%	17%	11%
Mix	3%	3%	3%	3%	3%

Segment Profit [1]
Amount	$51	$92	$98	$144	$386
Growth Rate	(10)%	16%	12%	50%	20%
Mix	12%	17%	16%	24%	18%
Segment Profit Margin	8.66%	13.87%	14.58%	19.06%	14.35%

MEDICAL PRODUCTS MANUFACTURING

Revenue
Amount	$424	$455	$458	$500	$1,836
Growth Rate	11%	15%	11%	14%	12%
Mix	2%	2%	2%	2%	2%

Segment Profit [1]
Amount	$46	$47	$47	$58	$198
Growth Rate	36%	17%	4%	27%	20%
Mix	10%	9%	8%	10%	9%
Segment Profit Margin	10.86%	10.32%	10.20%	11.60%	10.76%

The sum of the components may not equal fiscal year amounts due to rounding.

[1]	Refer to the definitions for an explanation of how the Company calculates segment profit.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

QUARTERLY SEGMENT BUSINESS ANALYSIS - FISCAL YEAR 2006

HEALTHCARE SUPPLY CHAIN SERVICES

(in millions)	Q1	Q2	Q3	Q4	Fiscal Year
PHARMACEUTICAL

Revenue
Amount	$16,533	$16,977	$17,785	$18,752	$70,047
Growth Rate	10%	8%	9%	14%	10%
Mix	86%	86%	86%	87%	86%

Segment Profit [1]
Amount	$225	$276	$329	$312	$1,143
Growth Rate	7%	8%	(16)%	(14)%	(7)%
Mix	59%	59%	59%	58%	59%
Segment Profit Margin	1.36%	1.63%	1.85%	1.66%	1.63%

MEDICAL

Revenue
Amount	$1,763	$1,770	$1,829	$1,837	$7,199
Growth Rate	6%	5%	7%	5%	6%
Mix	9%	9%	9%	8%	9%

Segment Profit [1]
Amount	$65	$71	$93	$85	$314
Growth Rate	(19)%	(13)%	(11)%	(16)%	(14)%
Mix	17%	15%	17%	16%	16%
Segment Profit Margin	3.66%	4.03%	5.11%	4.63%	4.37%

CLINICAL AND MEDICAL PRODUCTS

(in millions)	Q1	Q2	Q3	Q4	Fiscal Year
CLINICAL TECHNOLOGIES AND SERVICES

Revenue
Amount	$576	$603	$603	$649	$2,430
Growth Rate	10%	10%	15%	9%	11%
Mix	3%	3%	3%	3%	3%

Segment Profit [1]
Amount	$57	$79	$88	$96	$320
Growth Rate	42%	16%	54%	33%	35%
Mix	15%	17%	16%	18%	17%
Segment Profit Margin	9.88%	13.15%	14.61%	14.81%	13.18%

MEDICAL PRODUCTS MANUFACTURING

Revenue
Amount	$383	$397	$413	$440	$1,633
Growth Rate	8%	3%	6%	7%	6%
Mix	2%	2%	2%	2%	2%

Segment Profit [1]
Amount	$34	$40	$45	$46	$165
Growth Rate	29%	(26)%	(24)%	25%	(6)%
Mix	9%	9%	8%	8%	8%
Segment Profit Margin	8.82%	10.10%	10.87%	10.40%	10.08%

The sum of the components may not equal fiscal year amounts due to rounding.

[1]	Refer to the definitions for an explanation of how the Company calculates segment profit.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Fourth Quarter		Fiscal Year
	2007	2006	2007	2006
Receivable Days	20.5	15.9
Days Inventory on Hand	28	30

Debt to Total Capital	32%	25%
Net Debt to Capital	22%	11%

Return on Equity	47.3%	15.0%	23.5%	11.5%
Non-GAAP Return on Equity	17.3%	16.2%	16.9%	12.4%

Return on Invested Capital	18.43%	6.09%	9.38%	4.73%
Non-GAAP Return on Invested Capital	7.00%	6.88%	7.14%	5.38%

Effective Tax Rate from Continuing Operations	40.8%	33.9%	33.0%	33.2%
Non-GAAP Effective Tax Rate from Continuing Operations	33.5%	33.6%	32.4%	32.9%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Fourth Quarter		Fiscal Year
(in millions, except per Common Share amounts)	2007	2006	2007	2006
Special Items
Restructuring charges	$(11.7)	$(19.6)	$(40.1)	$(47.6)
Merger charges	(87.5)	(5.4)	(101.5)	(25.4)
Litigation and other	(19.0)	(7.8)	(630.4)	(7.5)

Total special items	(118.2)	(32.8)	(772.0)	(80.5)
Tax benefit	10.4	9.8	243.1	22.6

Special items, net of tax	$(107.8)	$(23.0)	$(528.9)	$(57.9)

Decrease to diluted EPS from continuing operations	$(0.28)	$(0.06)	$(1.31)	$(0.14)

Impairment Charges and Other
Impairment charges and other	$0.6	$(1.2)	$(17.3)	$(5.8)
Tax (expense) / benefit	(0.2)	0.4	1.6	2.0

Net impairment charges and other, net of tax	$0.4	$(0.8)	$(15.7)	$(3.8)

Decrease to diluted EPS from continuing operations	$0.00	$(0.00)	$(0.04)	$(0.01)

Non-Recurring and Other Items
Total non-recurring	$—	$—	$—	$—
Vendor credit adjustment [1]	—	—	—	(25.9)

Total non-recurring and other items	—	—	—	(25.9)
Tax benefit	—	—	—	8.4

Total non-recurring and other items, net of tax	$—	$—	$—	$(17.5)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$(0.04)

Weighted Average Number of Diluted Shares Outstanding	387.4	421.7	404.7	428.5

[1]

During the fourth quarter of fiscal 2007, the Company reversed $3.5 million of the vendor credit adjustment reserve established in fiscal 2006. However, beginning in fiscal 2007, the Company ceased using the category non-recurring and other items; therefore, the reversal of the reserve is not included as a notable item.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter 2007				Fiscal Year 2007
(in millions, except per Common Share amounts)	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$421	$118	$(1)	$538	$1,374	$772	$17	$2,163
Growth Rate	(14)%			3%	(26)%			12%

Provision for Income Taxes	$164	$10	—	$174	$413	$243	$2	$657

Earnings from Continuing Operations
Amount	$238	$108	—	$345	$840	$529	$16	$1,384
Growth Rate	(22)%			5%	(28)%			13%

Diluted EPS from Continuing Operations
Amount	$0.61	$0.28	—	$0.89	$2.07	$1.31	$0.04	$3.42
Growth Rate	(15)%			14%	(24)%			20%

	Fourth Quarter 2006				Fiscal Year 2006
	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$487	$33	$1	$521	$1,845	$81	$6	$1,931
Growth Rate	(4)%			(7)%	4%			(2)%

Provision for Income Taxes	$156	$10	—	$166	$577	$23	$2	$602

Earnings from Continuing Operations
Amount	$304	$23	$1	$328	$1,163	$58	$4	$1,225
Growth Rate	11%			3%	9%			3%

Diluted EPS from Continuing Operations
Amount	$0.72	$0.06	—	$0.78	$2.71	$0.14	$0.01	$2.86

The sum of the components may not equal the total due to rounding

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fiscal Year
(in millions)	2007	2006	2007	2006
GAAP Return on Equity	47.3%	15.0%	23.5%	11.5%

Non-GAAP Return on Equity
Net earnings	$902.2	$321.1	$1,931.1	$1,000.1
Special items, net of tax, in continuing operations	107.8	23.0	528.9	57.9
Special items, net of tax, in discontinued operations	—	0.9	4.4	12.8
Gain on sale of PTS, net of tax, in discontinued operations	(679.5)	—	(1,072.4)	—

Adjusted net earnings	$330.5	$345.0	$1,392.0	$1,070.8

Annualized	1,322.0	1,380.0	1,392.0	1,070.8

Divided by average shareholders’ equity [1]	$7,623.2	$8,538.7	$8,213.2	$8,660.1

Non-GAAP return on equity	17.3%	16.2%	16.9%	12.4%

	Fourth Quarter		Fiscal Year
(in millions)	2007	2006	2007	2006
GAAP Return on Invested Capital	18.43%	6.09%	9.38%	4.73%

Non-GAAP Return on Invested Capital
Net earnings	$902.2	$321.1	$1,931.1	$1,000.1
Special items, net of tax, in continuing operations	107.8	23.0	528.9	57.9
Special items, net of tax, in discontinued operations	—	0.9	4.4	12.8
Interest expense and other, net of tax	12.2	17.8	77.7	66.8
Gain on sale of PTS, net of tax, in discontinued operations	(679.5)	—	(1,072.4)	—

Adjusted net earnings	$342.7	$362.8	$1,469.7	$1,137.6

Annualized	1,370.8	1,451.2	1,469.7	1,137.6

Divided by average total invested capital [2]	$19,583.8	$21,080.6	$20,580.7	$21,146.3

Non-GAAP return on invested capital	7.00%	6.88%	7.14%	5.38%

[1]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of the prior years’ fourth quarter plus each of the current year quarters.

[2]

The average total invested capital shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of the prior year fourth quarter plus each of the current year quarters. Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, current portion of long-term obligations and other short-term borrowings in discontinued operations, long-term obligations in discontinued operations, total shareholders’ equity and unrecorded goodwill. Beginning in the fourth quarter of 2007, unrecorded goodwill is $7.5 billion. For all other periods presented, unrecorded goodwill is $9.7 billion. Current portion of long-term obligations and other short-term borrowings in discontinued operations, and long-term obligations in discontinued operations were $59.2 million, $46.6 million, $41.3 million and $12.3 million at June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, respectively, and $81.1 million, $84.7 million, $79.2 million and $86.6 million at June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, respectively.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fiscal Year
(in millions)	2007	2006	2007	2006
GAAP Effective Tax Rate from Continuing Operations	40.8%	33.9%	33.0%	33.2%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$401.4	$459.6	$1,252.3	$1,740.4
Special items	118.2	32.8	772.0	80.5

Adjusted earnings before income taxes and discontinued operations	$519.6	$492.4	$2,024.3	$1,820.9

Provision for income taxes	$163.7	$155.8	$412.6	$577.1
Special items tax benefit	10.4	9.8	243.1	22.6

Adjusted provision for income taxes	$174.1	$165.6	$655.7	$599.7

Non-GAAP effective tax rate from continuing operations	33.5%	33.6%	32.4%	32.9%

	Fourth Quarter
	2007	2006
Debt to Total Capital	32%	25%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$16.0	$199.0
Long-term obligations, less current portion and other short-term borrowings	3,457.3	2,588.6

Debt	3,473.3	2,787.6
Cash and equivalents	(1,308.8)	(1,187.3)
Short-term investments available for sale	(132.0)	(498.4)

Net debt	$2,032.5	$1,101.9
Total shareholders’ equity	$7,376.9	$8,490.7
Capital	$9,409.4	$9,592.6
Net debt to capital	22%	11%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP operating earnings, non-GAAP earnings from continuing operations, non-GAAP return on equity and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are operating earnings, earnings from continuing operations, return on equity and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by revenue

Segment Profit Mix: segment profit divided by total segment profit for all operating segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total revenue for all segments

NON-GAAP

Economic Profit: segment net operating earnings, after-tax minus (tangible capital multiplied by weighted average cost of capital); Tangible Capital is the quarterly average calculated as total assets allocated to the segment less (total liabilities allocated to the segment, goodwill and intangibles, cash and equivalents and short term investments available for sale)

Economic Profit Margin: economic profit divided by revenue

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding special items and impairment charges and other, both net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for special items) divided by earnings before income taxes and discontinued operations adjusted for special items)

Non-GAAP Operating Earnings: operating earnings excluding special items and impairment charges and other

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Operating Margin: non-GAAP operating earnings divided by revenue

Non-GAAP Return on Equity: (annualized current period net earnings plus special items minus special items tax benefit) divided by average shareholders’ equity 1

Non-GAAP Return on Invested Capital: (annualized net earnings plus special items minus special items tax benefit plus interest expense and other, net of tax) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill) 1

[1]

For the three months ended June 30, 2007, the numerator in calculating this non-GAAP financial measure also excludes the $679.5 million net of tax gain on the sale of PTS recorded in discontinued operations in the fourth quarter of fiscal 2007. For the fiscal year ended June 30, 2007, the numerator in calculating this non-GAAP financial measure also excludes the $1.1 billion net of tax gain on the sale of PTS recorded in discontinued operations of which $425 million was recorded in the second quarter of fiscal 2007.

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